ShoreTel Reports Financial Results For First Quarter Fiscal Year 2014

32 Percent Cloud Revenue Growth Year-Over-Year

Record Non-GAAP Profitability

SUNNYVALE, Calif., Oct. 30, 2013 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple unified communications solutions, today announced financial results for the first quarter of its fiscal year 2014, which ended September 30, 2013.

For the first quarter of fiscal 2014, total revenue was $84.3 million, an increase of 12 percent compared to the first quarter of fiscal 2013. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, for the first quarter of fiscal year 2014, was $4.0 million, or $0.07 per share. This compares with a non-GAAP net loss of $2.1 million, or $0.04 per share, in the first quarter of fiscal 2013. GAAP net loss was $1.0 million, or $0.02 per share, in the first quarter of fiscal 2014, compared with a GAAP net loss of $8.0 million, or $0.14 per share, in the first quarter of fiscal 2013.

"Our first quarter results continued to reflect our focused execution and the strength of our business model," said Don Joos, president and CEO of ShoreTel. "In addition to the strong revenue growth and record non-GAAP profitability, I am also excited about the go-to-market and product roadmap initiatives on the horizon that we expect to be catalysts for growth going forward. Our progress in the first quarter and our ability to execute our operational plan has set the foundation for the rest of our fiscal 2014."

First Quarter of Fiscal 2014 Financial Highlights

Recurring revenue, which consists of cloud monthly recurring revenue and premise support revenues, reached an annualized value of $121 million; an increase of 22 percent compared to the first quarter of fiscal 2013, and represented 36 percent of total revenues in the first quarter of fiscal 2014.

Non-GAAP gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other charges, for the first quarter of fiscal year 2014 was 62.3 percent, compared with 62.9 percent in the year-ago quarter. GAAP gross margin for the first quarter of fiscal year 2014 was 60.7 percent, compared with 61.2 percent in the first quarter of fiscal year 2013.

In the first quarter of fiscal 2014 the company generated $14.2 million in cash flow from operations, reduced its debt obligations by $11.0 million and had $56.0 million in cash, cash equivalents and short-term investments as of September 30, 2013.

Line of Business Results

ShoreTel Sky

ShoreTel Sky hosted revenues of $20.7 million were up 8 percent sequentially and 32 percent year-over year. Non-GAAP gross margins on hosted revenue were 43.4 percent in the first quarter of fiscal 2014, compared with 46.7 percent in the first quarter of fiscal 2013. The total number of installed customer seats increased 44 percent over the first quarter of fiscal 2013 to approximately 126,000. Annualized revenue churn remains low at approximately 4 percent.

Premise Business

Premise revenues of $63.5 million represents a 7 percent increase year-over-year and a 4 percent decrease sequentially. Product revenues grew 4 percent year-over-year and Support and Services revenues grew 18 percent year-over-year. Non-GAAP gross margins in the premise business were 68.5 percent in the first quarter of fiscal 2014, compared with 67.2 percent in the first quarter of fiscal 2013.

Select Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12

Annual recurring revenue run rate (in millions)	$ 121.1	$ 114.7	$ 108.3	$ 104.9	$ 99.0	$ 93.6

Cloud Monthly Average Revenue Per User (ARPU)	$ 47	$ 49	$ 50	$ 53	$ 55	$ 57

Cloud Average # of Seats per Customer	43	44	43	41	39	37

Cloud Monthly Revenue Churn Rate	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%

Total Company Headcount	932	965	957	965	942	933

Non-GAAP Gross Margin-Premise	68.5%	67.8%	68.3%	67.3%	67.2%	67.1%

Non-GAAP Gross Margin-Hosted	43.4%	39.1%	41.7%	43.3%	46.7%	42.2%

Business Highlights

ShoreTel Dock

In September ShoreTel began shipping its ShoreTel Dock, the industry's first and only business-grade docking station that transforms iPhones® and iPads® into desk phones when paired with ShoreTel Mobility, fusing the convenience of mobile devices with the power of a business communications system for both ShoreTel premise and ShoreTel Sky customers.

At the Midsize Enterprise Summit (MES) West 2013 XCellenceAwards, which were sponsored by XChange Events, the ShoreTel Dock was recognized in the category of Most Innovative Technology Vendor and also for Best Boardroom Case Study Presentation which focused on the Dock and ShoreTel Mobility.

ShoreTel Receives "Strong Positive" Rating in Gartner's Unified Communications for SMB Report

For the fourth year in a row ShoreTel has received a "Strong Positive," the highest possible rating, in Gartner's report titled "MarketScope for Unified Communications for the SMB Market, North America." The MarketScope report focuses on the premises-based Unified Communications market for small-and-midsized-businesses (those having between 20 and 499 employees) and provides specific guidance for users who are deploying or have deployed products or services.

ShoreTel Sky Honored for Delivering Exceptional IP Communications Solutions

TMC, a global, integrated media company, honored ShoreTel and its ShoreTel Sky® cloud-based communications solution with the 2013 Internet Telephony Excellence Award presented by INTERNET TELEPHONY® magazine.

ShoreTel's cloud solution, ShoreTel Sky, is relied upon by more than 2,900 companies. Whether clients need just the basics for a single location, or a sophisticated contact center solution with application integration, the ShoreTel Sky solution meets their needs. The pairing of innovative technology with expert professionals focused on delivering an outstanding customer experience is why ShoreTel Sky is one of the top-rated UCaaS solutions on the market today.

ShoreTel Announces Progress with Sales Partners in New Zealand and Australia; Expanded operations in Canada

In August 2013, ShoreTel announced the expansion of its partnership with Express Data into New Zealand as part of the company's growth plans in the region. Following on a successful partnership in Australia, Value Added Distributor Express Data will now extend its reach into New Zealand, offering ShoreTel's unified communications, mobility and contact center applications to its resellers that have strong capabilities in the voice and data networking spaces.

Also in August 2013, ShoreTel announced that its recently appointed channel reseller, Go Systems, won two Unified Communications roll-outs in Australia with Cunninghams Real Estate, one of Sydney's largest independent property managers, and LockleyLand Titles, a leading Sydney surveying company.

In September 2013, ShoreTel announced its support of the growing customer base in Canada as it opened a new head office, executive briefing center and training center in Toronto.

Business Outlook

ShoreTel is providing the following outlook for its fiscal second quarter of 2014 ending December 31, 2013:

  Revenue is expected to be in the range of $80 million to $86 million.
  GAAP gross margin is expected to be in the range of 59.5 percent to 60.5 percent. Non-GAAP gross margin, which excludes approximately $1.3 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges, is expected to be in the range of 61 percent to 62 percent.
  GAAP operating expenses are expected to be in the range of $50.5 million to $51.5 million. Non-GAAP operating expense, which excludes approximately $3.0 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges are expected to be in the range of $47.5 million to $48.5 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Wednesday, Oct. 30, 2013. To access the conference call, dial +1-877-317-6789 for callers in the U.S. or + 1-412-317-6789 for international callers and provide the operator with the conference identification number of 10035277.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until Nov. 7, 2013 by dialing +1-877-344-7529 for callers in the U.S. or +1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10035277.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax adjustments, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to grow our ShoreTel Sky business, our ability to maintain our premise business in a profitable manner, supply and manufacturing risks, our ability to control costs as we expand our business, increased risk of intellectual property litigation by entering into new markets, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions and the impact of the U.S. budget discussion, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2013.

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About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple business communications solutions. Costly complexity is eliminated by design from its award-winning, all-in-one premise and cloud-based unified communications offerings, including business phones, collaboration, mobility and contact center applications. Recognized for its industry-leading customer experience and support, ShoreTel enables users to communicate and collaborate no matter the time, place or device, for low cost and minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Sky and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. iPad® and iPhone® are trademarks of Apple Inc. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

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SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	September 30,	June 30,
	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 49,855	$ 43,775
Short-term investments	6,118	7,501
Accounts receivable - net	31,003	37,118
Inventories	17,634	18,891
Indemnification asset	6,600	6,277
Prepaid expenses and other current assets	6,506	6,417
Total current assets	117,716	119,979

Property and equipment - net	15,623	15,625
Goodwill	122,750	122,750
Intangible assets	35,646	38,138
Other assets	3,313	3,295
Total assets	$ 295,048	$ 299,787

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 13,823	$ 9,790
Accrued liabilities and other	15,703	17,766
Accrued employee compensation	11,984	13,159
Accrued taxes and surcharges	10,623	11,312
Purchase consideration	3,630	3,577
Deferred revenue	40,835	39,692
Total current liabilities	96,598	95,296

Line of credit - net	18,026	29,004
Long-term deferred revenue	16,540	15,294
Other long-term liabilities	3,783	4,053
Total liabilities	134,947	143,647

Stockholders' equity:

Common stock	327,254	322,258
Accumulated deficit	(167,153)	(166,118)
Total stockholders' equity	160,101	156,140

Total liabilities and stockholders' equity	$ 295,048	$ 299,787

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2013	2012

Revenue:
Product	$ 47,682	$ 45,834
Hosted and related services	20,739	15,662
Support and services	15,866	13,488
Total revenues	84,287	74,984
Cost of revenue:
Product	16,296	15,787
Hosted and related services	12,533	9,142
Support and services	4,282	4,189
Total cost of revenue	33,111	29,118
Gross profit	51,176	45,866
Gross profit %	60.7%	61.2%

Operating expenses:
Research and development	13,280	13,953
Sales and marketing	27,666	30,756
General and administrative	10,629	8,595
Total operating expenses	51,575	53,304
Loss from operations	(399)	(7,438)
Other income (expense) - net	(427)	(402)
Loss before provision for income tax	(826)	(7,840)
Provision for income tax	209	197
Net loss	$ (1,035)	$ (8,037)
Net loss per share:
Basic and diluted	$ (0.02)	$ (0.14)

Shares used in computing net loss per share:
Basic and diluted	59,543	58,186

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2013		2012
GAAP Premise gross profit	$ 42,970		$ 39,346
Share-based compensation expense	276	(a)	257	(a)
Amortization of acquisition-related intangibles	268	(b)	260	(b)
Severance and other	-	(c)	2	(c)
Non-GAAP Premise gross profit	$ 43,514		$ 39,865
Non-GAAP Premise gross margin	68.5%		67.2%

GAAP Hosted gross profit	$ 8,206		$ 6,520
Share-based compensation expense	49	(a)	38	(a)
Amortization of acquisition-related intangibles	749	(b)	749	(b)
Severance and other	-	(c)	8	(c)
Non-GAAP Hosted gross profit	$ 9,004		$ 7,315
Non-GAAP Hosted gross margin	43.4%		46.7%

GAAP total gross profit	$ 51,176		$ 45,866
Share-based compensation expense	325	(a)	295	(a)
Amortization of acquisition-related intangibles	1,017	(b)	1,009	(b)
Severance and other	-	(c)	10	(c)
Non-GAAP total gross profit	$ 52,518		$ 47,180
Non-GAAP total gross margin	62.3%		62.9%

GAAP loss from operations	$ (399)		$ (7,438)
Share-based compensation expense	2,114	(a)	3,353	(a)
Amortization of acquisition-related intangibles	1,906	(b)	1,898	(b)
Severance and Other	1,019	(c)	382	(c)
Non-GAAP income (loss) from operations	$ 4,640		$ (1,805)

GAAP net loss	$ (1,035)		$ (8,037)
Share-based compensation expense	2,114	(a)	3,353	(a)
Amortization of acquisition-related intangibles	1,906	(b)	1,898	(b)
Severance and Other	1,019	(c)	382	(c)
Interest charge from change in fair value of purchase consideration	53	(d)	188	(d)
Deferred tax benefit (provision) arising from tax impact of above items	(39)	(e)	143	(e)
Non-GAAP net income (loss)	$ 4,018		$ (2,073)

Non-GAAP net income (loss) per share:
Basic	$ 0.07		$ (0.04)
Diluted (f)	$ 0.07		$ (0.04)

Shares used in computing net income (loss) per share:
Basic	59,543		58,186
Diluted (f)	60,492		58,186

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended
		September 30,
		2013	2012
(a)	Excludes stock-based compensation included in:
	Cost of product revenue	$ 29	$ 50
	Cost of hosted and related services revenue	49	38
	Cost of support and services revenue	247	207
	Research and development	564	1,059
	Sales and marketing	544	862
	General and administrative	681	1,137
		$ 2,114	$ 3,353

(b)	Excludes amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 268	$ 260
	Cost of hosted and related services	749	749
	Sales and marketing	851	851
	General and administrative	38	38
		$ 1,906	$ 1,898

(c)	Excludes severance and other expense included in:
	Cost of hosted and related services	$ -	$ 8
	Cost of support and services revenue	-	2
	Research and development	674	99
	Sales and marketing	172	235
	General and administrative	173	38
		$ 1,019	$ 382

(d)	Excludes interest charge from change in fair value of contingent consideration included in Other Expense	$ 53	$ 188

(e)	Excludes the deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (d) above.

(f)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q2 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2013

	High	Low
GAAP gross profit %	60.5%	59.5%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	62.0%	61.0%

Total GAAP operating expenses	$51,500	$50,500
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(3,000)	(3,000)
Total non-GAAP operating expenses	$48,500	$47,500